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                                                                   Exhibit 10.7B


                            NOTE SECURED BY MORTGAGE

DATE: Effective December 18, 2000

MAKER: Mike Reiff

PAYEE: Verilink Corporation

PLACE FOR PAYMENT: 127 Jetplex Circle, Madison, AL 35758

PRINCIPAL AMOUNT: Four Hundred Nine Thousand Eight Hundred Thirty-Six and
                  23/100 Dollars ($409,836.23)

ANNUAL INTEREST RATE ON UNPAID
PRINCIPAL: The Interest Rate on this Promissory Note shall be 0%.

TERMS OF PAYMENT:

         A. Maker shall repay the principal of the note before December 18, 2007.

         B. If Maker sells the property securing this Note for less than $409,836.23, after deducting costs of sale, the principal balance of this Note shall be reduced by such amount.

SECURITY FOR PAYMENT:

         A. Date: December 18, 2000

         B. Debtor: Mike Reiff

         C. Secured Party: Payee herein;

         D. County Where Collateral located: Madison County, Alabama;

         E. Collateral: See Legal Description attached as Exhibit "A"

         Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount stated above. All unpaid amounts shall be due by the maturity date.

         On default in the payment of this Note or in the performance of any obligation in any instrument securing or collateral to it, this Note and all obligations in all instruments securing or collateral to it shall become immediately due at the election of Payee. Maker and each surety, endorser, and guarantor waive all exemptions to the



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extent permitted by law, diligence in collection, demands for payment, presentations for payment, notices of intention to accelerate maturity, notice of acceleration, protest, notice of protest, and all other notices.

         If this Note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee reasonable attorney's fees in addition to other amounts due.

         Nothing in this Note shall authorize the collection of interest in excess of the highest rate allowed by law.

         Each Maker is responsible for the entire amount of the Note.

         The terms Maker and Payee and other nouns and pronouns include the plural if more than one. The terms Maker and Payee also include their respective heirs, personal representatives, and assigns.

         Maker agrees to pay all costs incurred in recording the mortgage hereinabove described. In the event Payee pays such amount, said amount shall be added to the principal of this Note.


                                                /s/ Mike Reiff
                                            ------------------------
                                                Mike Reiff




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